THE SHARPER IMAGE®

350 The Embarcadero

San Francisco, CA 94105 Corporate Headquarters

FOR IMMEDIATE RELEASE

January 11, 2007

Contact: Tersh Barber, Director, Financial Analysis and Investor Relations

The Sharper Image

415.445.6274

NASDAQ Panel Grants Filing Extension to Sharper Image

San Francisco, CA - Sharper Image Corporation (NASDAQ: SHRP) today announced that the NASDAQ Listing Qualifications Panel has granted the Company's request for continued listing on the NASDAQ Global Market. The Panel's decision is subject to the Company filing, by March 1, 2007, its quarterly report on Form 10-Q for the quarter ended July 31, 2006, quarterly report on Form 10-Q for the quarter ended October 31, 2006 and any amended periodic reports that are required with respect to prior periods. As previously announced, these filings have been delayed because of the Company's ongoing assessment of historical stock option practices and related accounting matters.

The Panel's decision is also subject to the Company providing the NASDAQ Hearings Department with additional information relating to the Company's investigation into its option grant practices by February 20, 2007 and the Company complying with all other requirements for continued listing and promptly notifying the Panel of any significant events occurring during this extension.

The Company is currently preparing an amendment to its Annual Report on Form 10-K for the year ended January 31, 2006 and an amendment to its Quarterly Report on Form 10-Q for the quarter ended April 30, 2006 and will file these amendments as promptly as practicable. The Company is also in the process of compiling the necessary information in order to prepare its Quarterly Reports on Form 10-Q for the quarters ended July 31, 2006 and October 31, 2006. However, because the Company must make accounting judgments regarding alternative measurement dates for its historical option grants, it may consult with the SEC's Office of the Chief Accountant, and in such case may not be able to file these amendments or quarterly reports until the completion of such consultation. The registrant and its special committee are working diligently to complete the review so that the Company can file the required quarterly reports and amendments as promptly as practicable. In the event that the Company is unable to make all required filings by March 1, 2007, its securities may be delisted. However, the Company may seek, and the NASDAQ Stock Market could grant, additional relief to the Company, although there can be no assurance that the NASDAQ Stock Market would do so.

About Sharper Image

The Sharper Image is a specialty retailer that is nationally and internationally renowned as a leading source of new, innovative, high-quality products that make life better and more enjoyable. The Company's principal selling channels include 192 Sharper Image specialty stores throughout the United States; the award-winning Sharper Image monthly catalog; and its primary Website, www.sharperimage.com. The Company also has business-to-business sales teams for marketing its exclusive and proprietary products for corporate incentive and reward programs and wholesale to selected U.S. and international retailers.

Forward-Looking Language

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on the Company's current plans, expectations, estimates, and projections about the specialty retail industry and management's beliefs about the Company's future performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" or variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties that are difficult to predict and which may cause the Company's actual results and performance to differ materially from those expressed or forecasted in any such forward-looking statements. Some of these risks and uncertainties are discussed in the Company's Annual Report on Form 10-K under "Risk Factors." These risks include, among other factors, the timing and results of the Company's option grant review, whether the Company's stock remains listed on the NASDAQ Global Market, the Company's ability to continue to find or develop and to offer attractive merchandise to customers, the market potential for products in design, changes in business and economic conditions, risks associated with the expansion of its retail store, catalog and Internet operations, and changes in the competitive environment in which it operates. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements. However, readers should carefully review the statements set forth in the reports, which the Company files from time to time with the Securities and Exchange Commission, particularly its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.